Exhibit 32.1

CERTIFICATION OF FINANCIAL STATEMENTS

Pursuant of 18 U.S.C. 63 1350, the Acting Chief Executive Officer and Acting Chief Financial Officer of PACE Health Management Systems, Inc. (the “Company”) hereby certifies that this Form 10-KSB and the financial statements thereto fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-KSB and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company.

March 31, 2006

By	/s/ John Pappajohn
John Pappajohn, Acting Chief Executive Officer, Acting Chief Financial Officer